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EXHIBIT 24.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Annual Report on Form 10-KSB, in the Registration statement on Form S-3 (No. 333-85808), the Registration statement on Form S-8 (No. 333-75792), the Registration statement on Form S-8 (No. 333-75788), and the Registration statement on Form S-8 (No. 333-75788) of our report dated January 31, 2003, on our audits of the financial statements of Precis, Inc.

MURRELL, HALL, McINTOSH & CO., PLLP.

Norman, Oklahoma
March 25, 2003

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  EXHIBIT 24.1
CONSENT OF INDEPENDENT ACCOUNTANTS
MURRELL, HALL, McINTOSH & CO., PLLP.